Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2016, with respect to our audit of the consolidated financial statements of MGT Capital Investments, Inc. and Subsidiaries as of and for the year ended December 31, 2015 appearing in the Annual Report on Form 10-K of MGT Capital Investments, Inc. for the year ended December 31, 2015.

/s/ Friedman LLP

Friedman LLP

East Hanover, New Jersey

May 4, 2017